Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

ONEOK, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value	(1)	Other	19,148,971	$85.40	$1,635,322,123.40	0.0001531	$250,367.82
Fees to be Paid	Equity	Common Stock, $0.01 par value	(2)	Other	700,000	$85.40	$59,780,000.00	0.0001531	$9,152.32

Total Offering Amounts:							$1,695,102,123.40		259,520.14
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$259,520.14

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the registrant’s common stock, $0.01 par value (the “Common Stock”) which become issuable under the ONEOK, Inc. 2025 Equity Incentive Plan (“EIP”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange (“NYSE”) on May 15, 2025. Represents 19,148,971 shares of Common Stock reserved for issuance under the EIP.
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement on Form S-8 shall also cover any additional shares of the Common Stock which become issuable under the ONEOK, Inc. 2025 Employee Stock Award Program (“ESAP”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the NYSE on May 15, 2025. Represents 700,000 shares of Common Stock reserved for issuance under the ESAP.